Exhibit 99.1

Cavium

Announces Financial Results for Q4 2017

SAN JOSE, Calif., January 31, 2018 – Cavium, Inc. (NASDAQ: CAVM), a leading provider of semiconductor products that enable intelligent processing for enterprise, data center, cloud, wired and wireless networking, today announced financial results for the fourth quarter ended December 31, 2017. Due to the pending merger with Marvell Technology Group Ltd. (“Marvell”), the Company will not schedule an earnings conference call.

Net revenue in the fourth quarter of 2017 was $260.4 million, a 3.3% sequential increase from the $252.0 million reported in the third quarter of 2017 and 15.1% from the $226.2 million reported in the fourth quarter of 2016.

Generally Accepted Accounting Principles (GAAP) Results

Net loss for the fourth quarter of 2017 was $1.1 million, or ($0.02) per diluted share, compared to $6.2 million, or ($0.09) per diluted share in the third quarter of 2017. Gross margins were 53.9% in the fourth quarter of 2017 compared to 54.6% in the third quarter of 2017. As a percentage of revenue, GAAP loss from operations was 4.7% in the fourth quarter of 2017 compared to GAAP operating income of 0.2% in the third quarter of 2017. Total cash and cash equivalents were $140.5 million at December 31, 2017.

The GAAP results of operations in the fourth quarter of 2017 included an income tax benefit of $11.1 million as a result of the Company’s preliminary assessment of the impact of the newly enacted U.S. Tax Reform. On December 22, 2017, the United States enacted tax reform legislation through the Tax Cuts and Jobs Act (the “Act”), which significantly changes the existing U.S. tax laws. Major reforms in the legislation include a reduction in the corporate tax rate from 35.0% to 21.0%, and a move from a worldwide tax system to a territorial system. As a result of enactment of the legislation, the Company recognized a tax benefit mentioned above due to the reduction in its net long term deferred tax liabilities recorded on its consolidated balance sheet. Although the Company believes the amount of recognized tax benefit is a reasonable estimate of the income tax effects of the Act, it should be considered provisional and may differ from the amounts that will be reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 as the Company continuously refines its assessment of the impact. Further, the final assessment of the impact of the Act may differ due to and among other things, changes in interpretations, assumptions made by the Company, the issuance of additional guidance, and actions the Company may take as a result of tax reform. The SEC has issued rules which allow for a measurement period of up to one year after the enactment date of the Act to finalize the accounting for the related tax impacts. Any adjustments to these provisional amounts will be reported as a component of income tax expense or benefit in the reporting period in which any such adjustments are determined, which will be no later than the fourth quarter of 2018.

Non-GAAP Results

Cavium believes that the presentation of non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to Cavium’s financial condition and results of operations. Cavium believes that these non-GAAP financial measures provide additional insight into Cavium’s ongoing performance and core operational activities and has chosen to provide these measures for more consistent and meaningful comparison between periods. These measures should only be used to evaluate Cavium’s results of operations in conjunction with the corresponding GAAP measures. The Non-GAAP results exclude the effect of stock-based compensation and related payroll taxes, amortization of acquisition related assets, acquisition related inventory charges, acquisition and integration related costs, tax reform impact and acquisition related tax adjustment. The acquisition and integration related costs in the fourth quarter of 2017 included various transaction-related charges associated with the pending Merger with Marvell, primarily financial advisory and outside legal fees. The reconciliation between GAAP and non-GAAP financial results is provided in the financial statements portion of this release.

In the fourth quarter of 2017, Non-GAAP net income was $60.8 million, or $0.83 per diluted share, Non-GAAP gross margin was 65.2% and Non-GAAP income from operations as a percentage of revenue was 24.2%.

Recent News Highlights

•	January 23, 2018 - Cavium FastLinQ® Enables Scalable Networking for HyperConverged Infrastructure
•	December 5, 2017 - Cavium Partners with IBM for Next Generation Platforms by Joining OpenCAPI
•	November 28, 2017 - Cavium FastLinQ® Delivers Advanced Networking I/O for HPE Gen 10 Servers
•	November 20, 2017 - Marvell and Cavium to Combine Creating an Infrastructure Solutions Powerhouse
•	November 14, 2017 - Microsemi Announces Adaptec Smart Storage Adapter Support for Cavium ThunderX2 ARM-Based CPUs
•	November 13, 2017 - HPE Helps Businesses Capitalize on High Performance Computing and Artificial Intelligence Applications with New High-Density Compute and Storage
•	November 13, 2017 - Cray Catapults Arm-Based Processors Into Supercomputing
•	November 13, 2017 - GIGABYTE Announces Production Availability of Cavium's ThunderX2-based Server Portfolio
•	November 13, 2017 - Ingrasys Announces Production Systems Based on Cavium's ThunderX2 Processor
•	November 13, 2017 - Cavium and Leading Partners to Showcase ThunderX2™ Arm-based Server Platforms and FastLinQ® Ethernet Adapters for High Performance Computing at SC17
•	November 8, 2017 - Cavium™ ThunderX2 Motherboard Specification for Microsoft's Project Olympus Contributed to the Open Compute Project
•	November 7, 2017 - University of Michigan Partners with Cavium™ on Big Data Computing Platform for U-M Researchers

About Cavium

Cavium, Inc. (NASDAQ: CAVM), offers a broad portfolio of infrastructure solutions for compute, security, storage, switching, connectivity and baseband processing. Cavium’s highly integrated multi-core SoC products deliver software compatible solutions across low to high performance points enabling secure and intelligent functionality in Enterprise, Data Center and Service Provider Equipment. Cavium processors and solutions are supported by an extensive ecosystem of operating systems, tools, application stacks, hardware reference-designs and other products. Cavium is headquartered in San Jose, CA with design centers in California, Massachusetts, India, Israel, China and Taiwan. For further information, please visit the investor relations section of the Cavium web site at http://www.cavium.com.

CAVIUM, INC.

Unaudited GAAP Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended
	December 31, 2017	September 30, 2017
Net revenue	$260,361	$251,987
Cost of revenue	119,921	114,455
Gross profit	140,440	137,532
Operating expenses:
Research and development	98,610	93,860
Sales, general and administrative	53,963	43,184
Total operating expenses	152,573	137,044
Income (loss) from operations	(12,133)	488
Other income (expense), net:
Interest expense	(6,468)	(6,493)
Other, net	75	277
Total other expense, net	(6,393)	(6,216)
Loss before income taxes	(18,526)	(5,728)
Provision for (benefit from) income taxes	(17,476)	486
Net loss	$(1,050)	$(6,214)
Net loss per common share, basic and diluted	$(0.02)	$(0.09)
Shares used in computing basic and diluted net loss per common share	69,044	68,675

CAVIUM, INC.

Unaudited Reconciliation of Non-GAAP Adjustments

(in thousands, except per share data and percentages)

	Three Months Ended
	December 31, 2017	September 30, 2017
Reconciliation of GAAP gross profit and margin to non-GAAP:
Net revenue	$260,361	$251,987
GAAP gross profit	140,440	137,532
GAAP gross margin	53.9%	54.6%

Stock-based compensation and related payroll taxes	887	879
Inventory charges	543	(18)
Amortization of acquisition related assets	27,947	27,947
Non-GAAP gross profit	$169,817	$166,340
Non-GAAP gross margin	65.2%	66.0%

Reconciliation of GAAP operating expenses to non-GAAP:
GAAP research and development expenses	$98,610	$93,860
Stock-based compensation and related payroll taxes	(16,647)	(17,437)
Amortization of acquisition related assets	(646)	(725)
Acquisition and integration related costs	(3,068)	(743)
Non-GAAP research and development expenses	78,249	74,955

GAAP sales, general and administrative expenses	53,963	43,184
Stock-based compensation and related payroll taxes	(8,909)	(9,035)
Amortization of acquisition related assets	(1,280)	(1,278)
Acquisition and integration related costs	(15,108)	(3,997)
Non-GAAP sales, general and administrative expenses	28,666	28,874
Total Non-GAAP operating expenses	$106,915	$103,829

Reconciliation of GAAP Income tax to non-GAAP:
GAAP provision for (benefit from) income tax	$(17,476)	$486
Tax reform impact and acquisition related tax adjustment	13,232	-
Non-GAAP provision for (benefit from) income tax	$(4,244)	$486

CAVIUM, INC.

Unaudited Reconciliation of Non-GAAP Adjustments

(in thousands, except per share data and percentages)

	Three Months Ended
	December 31, 2017	September 30, 2017
Reconciliation of GAAP income (loss) from operations to non-GAAP income from operations:
GAAP income (loss) from operations	$(12,133)	$488
Stock-based compensation and related payroll taxes	26,443	27,351
Inventory charges	543	(18)
Amortization of acquisition related assets	29,873	29,950
Acquisition and integration related costs	18,176	4,740
Non-GAAP income from operations	$62,902	$62,511
Non-GAAP income from operations as a percentage of revenue	24.2%	24.8%

Reconciliation of GAAP net loss to non-GAAP net income:
GAAP net loss	$(1,050)	$(6,214)
Non-GAAP adjustments:
Stock-based compensation and related payroll taxes	26,443	27,351
Inventory charges	543	(18)
Amortization of acquisition related assets	29,873	29,950
Acquisition and integration related costs	18,176	4,740
Tax reform impact and acquisition related tax adjustment	(13,232)	-
Total of non-GAAP adjustments	61,803	62,023
Non-GAAP net income	$60,753	$55,809

GAAP net loss per share, diluted	$(0.02)	$(0.09)
Non-GAAP adjustments detailed above	0.85	0.85
Non-GAAP net income per share, diluted	$0.83	$0.76

GAAP weighted average shares, diluted	69,044	68,675
Non-GAAP share adjustment	4,190	4,488
Non-GAAP weighted average shares, diluted	73,234	73,163

CAVIUM, INC.

Unaudited GAAP Condensed Consolidated Balance Sheets

(in thousands)

	As of
	December 31, 2017	September 30, 2017
Assets
Current assets
Cash and cash equivalents	$140,498	$152,654
Accounts receivable, net	230,143	186,447
Inventories	93,674	94,879
Prepaid expenses and other current assets	22,794	23,510
Total current assets	487,109	457,490
Property and equipment, net	192,515	169,747
Intangible assets, net	664,769	692,994
Goodwill	237,692	237,692
Other assets	7,240	5,757
Total assets	$1,589,325	$1,563,680

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$91,318	$74,207
Accrued expenses and other current liabilities	38,753	44,898
Deferred revenue	9,236	9,501
Current portion of long-term debt	3,270	3,270
Capital lease and technology license obligations	31,435	27,803
Total current liabilities	174,012	159,679
Long-term debt	592,963	593,770
Capital lease and technology license obligations, net of current	15,370	15,025
Deferred tax liability	2,686	16,824
Other non-current liabilities	25,948	25,436
Total liabilities	810,979	810,734

Stockholders' equity
Common stock	69	69
Additional paid-in capital	1,183,819	1,157,386
Accumulated deficit	(406,352)	(405,302)
Accumulated other comprehensive income	810	793
Total stockholders' equity	778,346	752,946
Total liabilities and stockholders' equity	$1,589,325	$1,563,680

Cavium Contact:

Art Chadwick	Angel Atondo
Vice President of Finance and Administration and Chief Financial Officer	Senior Marketing Communications Manager
Tel: (408) 943-7104	Tel: (408) 943-7417
Email: art.chadwick@cavium.com	Email: angel.atondo@cavium.com